September, 2002

Re: Letter Agreement, Panorama Property, Mineral County, Nevada.
Unpatented mining claims: Hound Dog 2, Hound Dog 9, Ule 19, Panorama 5-7, Vol 32, Little Ule 8. BLM serial numbers: NMC #763966, 972, 991, 994-996, 950, 960.

The following amends the general terms and conditions for the agreement between Herb Duerr (HD) and Bream Ventures Inc. (Bream) governing HD’s Panorama Property, Mineral County, Nevada, U. S. A.

Form of Agreement	Mining Lease

Term	20 years with automatic extensions so long asconditions of the lease are met.

Production Royalties	3.0% Net Smelter Return

Advance Royalties	Upon Execution	US$ 5,000.00
	March 9, 2002	US$ 1,500.00
	October 9, 2002	US$ 2,000.00
	January 9, 2003	US$ 2,000.00
	March 9, 2003	US$ 1,500.00
	June 9, 2003	US$ 1,500.00
	September 30, 2003	US$ 1,000.00
	December 31, 2003	US$ 14,000.00
	March 9, 2004	US$ 20,000.00
	March 9, 2005 & thereafter	US$ 50,000.00

Adjusted to annual changes in the consumer price index (CPI) with 2001 as the base year. CPI payments apply to payments beginning with the 4th anniversary.

Performance Requirements	Federal and state mining claim maintenance fees for any year in which this agreement is maintained in good standing after June 1.

Reclamation	Bream shall perform reclamation work on the Property as required by Federal, State, and Locallaw for disturbances resulting from Bream’s activities on the Property.

Assignment	Freely by either party so long as Assignee accepts terms and conditions of the Lease in writing.

Letter Agreement Panorama Property

April 9, 2001

Interest Area	One mile from the outside perimeter of thePanorama claim boundaries for new claimslocated either by HD or by Bream.

If the above terms and conditions are consistent with our earlier discussions, please acknowledge by signing in the space provided below and return one copy. This will serve to bind HD and Bream while a formal and comprehensive agreement, incorporating these general terms, is prepared.

Agreed and accepted to this 30th day of September, 2003.

By: /s/ Herb Duerr (Lessor)

By: /s/ Anthony England (Lessee)